 Exhibit 10.2

Third Amended and Restated Security Agreement

This Third Amended and Restated Security Agreement (this “Agreement”), dated as of November 3, 2017, is entered into between Ryan Drexler, an individual (“Grantee”), and MusclePharm Corporation, a Nevada corporation, as grantor (“Grantor”).

Background

WHEREAS, Grantor and Grantee previously entered into (i) a Convertible Secured Promissory Note dated as of December 7, 2015, and amended as of January 14, 2017 (as amended, restated, or otherwise modified from time to time, the “2015 Note”), (ii) a Convertible Secured Promissory Note dated as of November 8, 2016 (as amended, restated, or otherwise modified from time to time, the “2016 Note”) and (iii) a Secured Demand Promissory Note dated as of July 27, 2017 (as amended, restated, or otherwise modified from time to time, the “2017 Note”; together with the 2016 Note and the 2015 Note, the “Prior Notes”);

WHEREAS, as a condition precedent to the advancement of funds to Grantor under the 2015 Note, on December 7, 2015, Grantor entered into a Security Agreement with Grantee pursuant to which Grantor granted the security interests contemplated by this Agreement as security for the Secured Obligations (as defined therein) (the “Original Security Agreement”);

WHEREAS, as a condition precedent to the advancement of funds to Grantor under the 2016 Note, the parties amended and restated the Original Security Agreement (as amended, the “Amended Security Agreement”) to grant a further security interest in respect of the obligations under the 2016 Note;

WHEREAS, as a condition precedent to the advancement of funds to Grantor under the 2017 Note, the parties amended and restated the Amended Security Agreement (as amended, the “Existing Security Agreement”) to grant a further security interest in respect of the obligations under the 2017 Note;

WHEREAS, Grantor and Grantee have agreed to amend and restate the Prior Notes to, among other things, extend the maturity date of such instruments and make certain other amendments as set forth in that certain Amended and Restated Convertible Secured Promissory Note, issued on the date hereof by Grantor to Grantee (the “Note”);

WHEREAS, as a condition precedent to such restructuring of the Prior Notes, the parties now again desire to amend and restate the Existing Security Agreement to reaffirm Grantee’s continuing first priority lien and make certain other amendments as set forth herein; and

WHEREAS, after considering the other available strategic alternatives and funding sources available to Grantor, the Board of Directors of Grantor has determined that the restructuring of the Prior Notes as set forth in the Note and the entry into this Agreement to reaffirm Grantee’s first priority lien is necessary and advisable to ensure Grantor’s ability to operate as a going concern and thereby protect the interests of Grantor and its stockholders.

Agreement

Grantor hereby agrees, for the benefit of Grantee, as follows:

ARTICLE I

Certain Definitions

Section 1.01. Definitions.

The terms “Account,” “Equipment,” “Inventory,” and “Proceeds” shall have the meanings ascribed to such terms in the UCC.

As used herein:

“Collateral” shall have the meaning set forth in Section 2.01.

“Dispute” means any pending, decided or settled opposition, injunction, action, claim, counterclaim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree or formal enquiry, or any other dispute, disagreement, or claim of any kind.

“Excluded Property” means (i) any permit, license, contract or lease to the extent that (and in each case only for so long as) such grant of a security interest therein or assignment thereof is prohibited by any applicable laws or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than Grantor to terminate, such permit, license, contract or lease, except to the extent that such laws or the term in such permit, license, contract or lease providing for such prohibition, breach, default or right of termination are ineffective or rendered unenforceable under applicable laws (including the UCC), and (ii) any property owned by Grantor on the date hereof or hereafter acquired that is subject to a lien permitted to be incurred pursuant to clause (e) of the definition of Permitted Liens contained in the Note.

“Governmental Authority” means the government of the United States or any other country, any state or other political subdivision thereof, any supranational or multinational authority, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any of the foregoing.

“Intellectual Property” means (a) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”); (b) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) any and all design rights that may be available, now or hereafter existing, created, acquired or held; (d) all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”); (e) any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill connected with and symbolized by such trademarks, other than any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051I or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral (collectively, the “Trademarks”); (f) all mask work registrations or applications therefor or similar rights, now owned or hereafter acquired (collectively, the “Mask Works”); (g) any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (h) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; (i) all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and (j) all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

 “Secured Obligations” means all obligations of Grantor under or in respect of the Note and this Agreement.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in the Collateral is governed by the Uniform Commercial Code of another jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

Section 1.02. Note Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Note.

Section 1.03. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the UCC rather than Article 3 of the UCC.

Section 1.04. Interpretation; Headings. Each term used in any exhibit to this Agreement and defined in this Agreement but not defined therein shall have the meaning set forth in this Agreement. Unless the context otherwise requires, (i) “including” means “including, without limitation” and (ii) words in the singular include the plural and words in the plural include the singular. A reference to any party to this Agreement, the Note, or any other agreement or document shall include such party’s successors and permitted assigns. A reference to any agreement or order shall include any amendment of such agreement or order from time to time in accordance with the terms hereof and thereof. A reference to any legislation, to any provision of any legislation or to any regulation issued thereunder shall include any amendment thereto, any modification or re-enactment thereof, any legislative provision or regulation substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. The headings contained in this Agreement are for convenience and reference only and do not form a part of this Agreement. Section, article and exhibit references in this Agreement refer to sections or articles of, or exhibits to, this Agreement unless otherwise specified.

ARTICLE II

Security Interest

Section 2.01. Grant of Security Interest.

(a) As collateral security for the Secured Obligations, Grantor hereby grants to Grantee a continuing Lien on and a continuing first priority security interest in and lien and mortgage on all of Grantor’s and Grantor’s subsidiaries’ right, title, and interest in each and all of its assets and properties, wherever the same may be now or hereafter located, whether now owned by or owing to, or hereafter existing or hereafter acquired by or arising in favor of, Grantor or its subsidiaries (including under any trade name or derivations thereof), whether tangible or intangible, and all products and Proceeds thereof (together, the “Collateral”), including all of the following and all products and Proceeds thereof:

(i) all Intellectual Property (the “Intellectual Property Collateral”);

(ii) all goods and Equipment, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(iii) all Inventory, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Grantor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Grantor’s books relating to any of the foregoing;

(iv) all Accounts (including healthcare receivables), all contract rights or rights to payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash and cash equivalents, insurance policy claims and proceeds, all general intangibles (including payment intangibles), all letters of credit, certificates of deposit, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, material intercompany notes, and all other investment property, supporting obligations, and financial assets, in each case, unless otherwise defined in this Agreement, as defined in the UCC;

(v) all books, records, databases, customer lists, credit files, computer files, programs, printouts and other computer materials and records, and all other information relating to the foregoing and any general intangibles at any time evidencing or relating to any of the foregoing; and

(vi) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b) With respect to the Intellectual Property Collateral, Grantor hereby grants to Grantee all of Grantor's and Grantor’s subsidiaries’ right, title and interest in, to and under the Intellectual Property Collateral, including, without limitation, the following:

(i) Any and all claims for damages by way of past, present and future infringements of any of the rights in the Intellectual Property Collateral, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the rights in the Intellectual Property Collateral;

(ii) All licenses or other rights to use any of the Intellectual Property Collateral and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(iii) All amendments, extensions, renewals and extensions of any of the Intellectual Property Collateral; and

(iv) All proceeds and products of the Intellectual Property Collateral, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, in no event shall the Collateral include any Excluded Property; provided that, notwithstanding the foregoing, a security interest shall be, and is hereby, granted in (A) any property immediately upon such property ceasing to be Excluded Property and (B) any and all proceeds, products, substitutions and replacements of Excluded Property to the extent such proceeds, products, substitutions and replacements do not themselves constitute Excluded Property.

(c) Grantor shall, and shall cause its subsidiaries to, take such commercially reasonable steps as Grantee reasonably requests in writing to obtain the consent of, or waiver by, any person whose consent or waiver is necessary, by contract or law, for the grant of the security interest in the Collateral or any portion thereof, including any license or other contract, whether now existing or entered into in the future.

Section 2.02. Continuing Security Interest.

(a) This Agreement creates a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the date on which the Secured Obligations are paid and performed in full; (ii) be binding upon Grantor and its successors, transferees and assigns; and (iii) inure, together with the rights and remedies of Grantee, to the benefit of Grantee and its successors and assigns.

(b) Grantee shall have all rights to perfect, continue, maintain, and protect Grantee’s interest and rights under the Note.

(c) Upon the date on which the Secured Obligations are paid and performed in full, the security interest granted herein shall automatically terminate and all rights to the Collateral, in each case to the extent the Collateral has not been previously disposed of or dealt with in accordance with this Agreement or otherwise, shall revert to Grantor. Upon any such termination, and from time to time following such termination, Grantee will, at Grantor’s sole expense, promptly execute and deliver to Grantor such instruments and documents necessary and as Grantor shall reasonably request to evidence such termination.

Section 2.03. Grantor Remains Liable. Anything herein to the contrary notwithstanding: (a) Grantor shall remain liable under the contracts included in the Collateral to the extent set forth therein and as to all other Collateral, and shall perform all of its duties and obligations under such contracts and other Collateral to the same extent as if this Agreement had not been executed; (b) the exercise by Grantee of any of its rights and remedies hereunder shall not operate to release Grantor from any of its duties or obligations under any contracts included in the Collateral and as to any other Collateral; and (c) Grantee shall not have any obligation or liability under any such contracts included in the Collateral or as to any other Collateral by reason of this Agreement, and Grantee shall not be obligated to perform or fulfill any of the obligations or duties of Grantor thereunder or to take any action to collect or to (i) make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder, (ii) present or file and claim or (iii) enforce any claim for payment assigned hereunder.

Section 2.04. Authorization to File Financing Statements.

(a) Grantor hereby irrevocably appoints Grantee its attorney-in-fact and authorizes Grantee at any time and from time to time, without notice to Grantor, to file in any UCC jurisdiction or other appropriate location any financing statements or other appropriate documents and any amendments thereto and continuations thereof that: (i) describe or indicate the Collateral (x) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (y) with greater detail; and (ii) contain any other information required by Article 9 of the UCC or other applicable law or as otherwise appropriate for the sufficiency or filing office acceptance of any financing statement or other document or amendment or continuation, including, as applicable, whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor.

(b) Grantor agrees to furnish any such information required for purposes of Section 2.04(a) to Grantee promptly upon request.

Section 2.05. Recordation. Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this Agreement upon request by Grantee.

Section 2.06. Other Actions. Without limiting any other obligations of Grantor in respect of the Collateral set forth herein or in the Note, Grantor hereby agrees to take any action reasonably requested by Grantee to effect the attachment, perfection and first priority of (subject to any Permitted Liens (as such term is defined in the Note)), and the ability of Grantee to enforce, Grantee’s security interest in any and all of the Collateral (and to pay all reasonable documented out-of-pocket expenses incurred in connection therewith), including any of the following: (a) comply with any provision of any law as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Grantee to enforce, Grantee’s security interest in any material portion of the Collateral; (b) obtain Governmental Authority and all other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on the Collateral, to the extent such consent or approval is a condition to attachment, perfection or priority of, or ability of Grantee to enforce, Grantee’s security interest in any material portion of the Collateral; (c) furnish to Grantee, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Grantee may reasonably request, and all in reasonable detail; and (d) at Grantee’s request, appear in and defend any Dispute that may affect Grantor’s title to or Grantee’s security interest in any material portion of the Collateral.

ARTICLE III

Representations and Warranties

Grantor represents and warrants to Grantee as follows:

Section 3.01. Grantor’s Legal Status. (a) Except as set forth in Schedule 3.01, Grantor’s exact legal name is that indicated in the preamble hereto, Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, nor been a party to any merger, acquisition or consolidation; and (b) Grantor is an organization of the type and organized in the jurisdiction set forth in the preamble hereto.

Section 3.02. Ownership; No Liens. Grantor owns the Collateral free and clear of any liens, security interests, or other encumbrances, except for the security interest created by this Agreement and any Permitted Liens. No effective security agreement, financing statement, assignment, equivalent security, lien or other instrument similar in effect covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Grantee relating to this Agreement or in connection with any Permitted Liens.

Section 3.03. Validity.

(a) Except as set forth on Schedule 3.03, Grantor has good title to, has rights in, and has the power to transfer each item of the Collateral, free and clear of any and all liens, security interests, and other encumbrances except any Permitted Liens, and has full power and authority to grant to Grantee the security interest in such Collateral pursuant to this Agreement.

(b) Subject to Permitted Liens, this Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon filing appropriate financing statements in the applicable filing offices, all filings, registrations and recordings presently necessary to create and perfect the first priority security interest granted to Grantee in the Collateral for which a security interest may be perfected by filing will have been taken.

Section 3.04. Authorization; Approval. No authorization or approval by, and no notice to or filing with, any Governmental Authority or any person: (a) is required for the grant by Grantor of the security interest granted hereby (except as to any later arising or acquired commercial tort claims) or for the execution, delivery, and performance of this Agreement by Grantor; or (b) is required for the perfection of the security interest of Grantee in the Collateral or exercise by Grantee of its rights and remedies hereunder, other than the filing of financing statements in the appropriate offices, to the extent that the security interest in the Collateral can be perfected by the filing of financing statements.

Section 3.05. Enforceability. This Agreement is the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or general equitable principles.

ARTICLE IV

Covenants

Section 4.01. Covenants.

(a) For so long as this Agreement shall remain in effect, Grantor hereby covenants and agrees to abide by and perform all obligations and covenants set forth in the Note and herein, including, without limitation, the conversion obligations (as applicable) and restrictions on indebtedness and liens set forth in the Note.

(b) Grantor agrees that it will not interfere with any right, power and remedy of Grantee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Grantee of any one or more of such rights, powers or remedies.

(c) Without limiting any of the foregoing covenants, Grantor agrees (i) not to use or permit any of the Collateral to be used unlawfully in any material respect or in material violation of any provision of the Note or any applicable law or any policy of insurance covering the Collateral and (ii) to pay promptly when due all taxes now or hereafter imposed upon or affecting any of the Collateral.

ARTICLE V

Rights and Duties of Grantee

Section 5.01. Grantee Appointed Attorney-in-Fact.

(a) Grantor, on behalf of itself and its subsidiaries, hereby irrevocably appoints Grantee (and each of Grantee’s designees) as Grantor’s and such subsidiaries’ true and lawful attorney-in-fact, with full authority and power in the place and stead of Grantor and such subsidiaries and in the name of Grantor, such subsidiaries, Grantee or otherwise, from time to time in Grantee’s discretion from and after the occurrence and during the continuation of an Event of Default, to take any appropriate action and to execute any instrument that Grantee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including: (i) to ask, demand, collect, enforce, sue for, recover, compromise, receive, and acquit and receipts for monies due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (a) above; (iii) to file any claims or take any action or institute any proceedings (or to settle, adjust or compromise any such proceeding) that Grantee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Grantee with respect to any of the Collateral; (iv) to perform the affirmative obligations of Grantor hereunder; (v) to execute and deliver, for and on behalf of Grantor and such subsidiaries, any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of Grantor and its subsidiaries of any rights, benefits or options created or existing under or pursuant to the Collateral (including but not limited to executing and delivering to any Governmental Authority any correspondence or other documentation necessary or advisable to effect a transfer of any regulatory approval); and (vi) to execute endorsements, assignments, or other instruments of transfer with respect to the Collateral.

(b) Notwithstanding the foregoing, Grantee shall not be obligated to and shall have no liability to Grantor or any third party for failure to take any of the actions described in Section 5.01(a).

(c) Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.01 is irrevocable and coupled with an interest.

Section 5.02. Grantee May Perform. If Grantor fails to perform any agreement or covenant contained herein, Grantee may itself (but shall not be obliged to) perform, or cause performance of, such agreement or covenant, and in connection therewith Grantee shall be entitled to act as Grantor’s true and lawful attorney-in-fact and with the full benefits of Section 5.01 hereof.

ARTICLE VI

Remedies

Section 6.01. Certain Remedies. If any Event of Default shall have occurred and is continuing: (a) Grantee may exercise in respect of the Collateral, in addition to other rights available to it at law or in equity or otherwise, or under the Note, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law, and also may: (i) require Grantor to, and Grantor hereby agrees that it shall, at Grantor’s expense and promptly upon request of Grantee, assemble all or part of the Collateral as directed by Grantee and make it available to Grantee at a place to be designated by Grantee that is reasonably convenient to both parties; (ii) exercise any and all rights and remedies of Grantor under or in connection with the Collateral; (iii) foreclose or otherwise enforce Grantee’s security interest in any manner permitted by law or provided for in this Agreement, and sell any of all of the Collateral in any commercially reasonable manner; and (iv) without notice or demand of legal process, all of which are hereby expressly waived by Grantor, enter into property where any of the Collateral is located and take possession thereof; provided, however, that notwithstanding the foregoing, Grantee may transfer the Collateral or any portion thereof without any preparation or processing; and (b) Grantor, on behalf of itself and its subsidiaries, specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

ARTICLE VII

Miscellaneous

Section 7.01. Assignments. Grantor and Grantee shall not be permitted to assign this Agreement without the prior written consent of the other party and any purported assignment in violation of this Section 7.01 shall be null and void.

Section 7.02. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.03. Notices. All notices and other communications shall be given as set forth in the Note.

Section 7.04. Entire Agreement. This Agreement, the Note and that certain Restructuring Agreement of even date herewith by and between Grantor and Grantee contain the entire agreement between the Parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

Section 7.05. Modification. No provision hereof may be amended or modified except by an agreement or agreements in writing executed by Grantor and Grantee.

Section 7.06. No Delay; Waivers; etc.

(a) No failure to exercise and no delay in the exercise, on the part of Grantee, of any right, remedy, power or privilege hereunder and no course of dealing with respect thereto shall impair such right, remedy, power or privilege or be construed to or operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Grantee shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Grantee.

(b) Grantor waives any right to require Grantee to proceed against any person or to exhaust any of the Collateral or to pursue any remedy in such Grantee’s power.

Section 7.07. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, then, to the fullest extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.08. Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction other than Section 5-1401 of the General Obligations Law of the State of New York.).

Section 7.09. Jurisdiction. Grantor irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on Grantor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under the Note.

Section 7.10. Waiver of Jury Trial. Grantor hereby irrevocably waives any and all right to trial by jury in any proceeding.

Section 7.11. Waiver of Immunity. To the extent that Grantor has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, Grantor hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by law.

Section 7.12. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by facsimile signature (including PDF) and in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 7.13. Rights Not Exclusive. The rights, powers and remedies of Grantee under this Agreement are cumulative and are not exclusive of, and shall be in addition to, all rights, powers and remedies given to Grantee by virtue of any law and/or the Note, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Grantee’s security interest in the Collateral.

Section 7.14. Indemnification. Grantor shall, to the fullest extent permitted by law, indemnify (but only to the extent of and out of Grantor assets) Grantee against all reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Grantee in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which Grantee is involved, as a party or otherwise, or with which Grantee may be threatened, arising in connection with the Prior Notes, the Note or this Agreement (each, an “Action”), except to the extent the same has been finally adjudicated to constitute fraud, gross negligence or willful misconduct of Grantee or a breach by Grantee of the Prior Notes, the Note or this Agreement. Promptly after receipt by Grantee of notice of the commencement or threatened commencement against it of any third party Action, Grantee will notify Grantor. Grantor will be entitled to assume the defense of the Action unless Grantee shall have reasonably concluded that a conflict may exist between Grantor and Grantee in conducting the defense of the Action. If Grantor assumes the defense of any Action in accordance with the provisions of this Section, it will not be liable to Grantee for any legal or other expenses subsequently separately incurred by Grantee in connection with the defense of such Action. Grantor shall not be liable for any settlement of a third-party Action effected without its written consent, which consent may not be unreasonably withheld.

Section 7.15. Amendment and Restatement; Reaffirmation. Grantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Existing Security Agreement effected pursuant to this Agreement. Grantor hereby confirms that this Agreement will continue to secure, to the fullest extent possible in accordance with the terms hereof, the payment and performance of the obligations set forth herein and in the Note, as applicable now or hereafter existing, and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Security Agreement or the Prior Notes. Grantor and Grantee hereby agree that, on the date hereof, the terms and provisions of the Existing Security Agreement shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Security Agreement shall be superseded by this Agreement.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

Ryan Drexler, an individual
as Grantee
/s/ Ryan Drexler

MusclePharm Corporation, a Nevada corporation
as Grantor
By:	/s/ Brian Casutto
Name: Brian Casutto
Title: Executive Vice President, Sales & Operations

[Signature page to Third Amended and Restated Security Agreement]